                                                                      EXHIBIT 12

                               THE MIDLAND COMPANY
      COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND FIXED CHARGES
                               (AMOUNTS IN 000'S)

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
                               SIX MONTHS ENDED
                                   JUNE 30,
                             ---------------------
                                 2003      2002       2002       2001      2000       1999       1998
                             ---------------------------------------------------------------------------


PreTax                          $11,163   $20,586    $25,741    $36,704   $50,669    $43,713    $37,527
Fixed Charges:
  Interest expense                1,821     1,853      3,849      4,368     4,132      4,067      4,991
  One-third of rentals              884     1,011      1,946      2,196     2,406      2,189      1,832
  Capitalized interest                8         8         17         17        17         17         17
                             ---------------------------------------------------------------------------

    Earnings                    $13,876   $23,458    $31,553    $43,285   $57,224    $49,986    $44,367
                             ===========================================================================

Fixed Charges:
  Interest expense              $ 1,821   $ 1,853    $ 3,849    $ 4,368   $ 4,132    $ 4,067    $ 4,991
  One-third of rentals              884     1,011      1,946      2,196     2,406      2,189      1,832
  Capitalized interest                8         8         17         17        17         17         17
                             ---------------------------------------------------------------------------

    Fixed Charges               $ 2,703   $ 2,872    $ 5,812    $ 6,581   $ 6,555    $ 6,273    $ 6,840
                             ===========================================================================

Ratio of Earnings to
  Fixed Charges                    5.11      8.17       5.43       6.58      8.73       7.97       6.49
                             ===========================================================================
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